Hein + Associates LLP
                          717 17th Street, Suite 1600
                          Denver, Colorado 80202-3330






June 12, 2000







Securities and Exchange Commission
450 First Street N.W.
Washington, D.C. 20549


          RE: Alanco Technologies, Inc.
              File No. 000-09347

Dear Sirs:

We have read Item 4 of Alanco Technologies, Inc. Form 8-K, dated June 12, 2000 and are in agreement with the statements contained in the 2nd and 4th paragraphs of Item No. 4 as they relate to us.

Very truly yours,

/s/ Hein + Associates LLP
-------------------------
Hein + Associates LLP